Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-01560, 333-60295, 333-110959, and 333-130405 on Form S-8 of our report dated 23 February 2006, 15 March 2006, as to the subsequent event discussed in Note 1, relating to the financial statements of Slovenska Televizna Spolocnost, s.r.o. appearing in this Annual Report on Form 10-K/A of Central European Media Enterprises Ltd. for the year ended December 31, 2005.

Deloitte Audit s.r.o.
Bratislava, Slovak Republic
March 15, 2006